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Exhibit 10(g)

                         UNITED STATES STEEL CORPORATION
                           DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                        (Effective as of January 1, 2002)

1.   Purpose

     The United States Steel Corporation Deferred Compensation Plan for Non-Employee Directors is intended to enable the Corporation to attract and retain non-employee Directors and to enhance the long-term mutuality of interest between such Directors and shareholders of the Corporation.

2.   Definitions

     The following definitions apply to this Plan and to the Deferral Election
Forms:

     (a) Beneficiary or Beneficiaries means a person or persons or other entity designated on a Beneficiary Designation Form by a Participant as allowed in subsection 7(c) of this Plan to receive Deferred Benefit payments. If there is no valid designation by the Participant, or if the designated Beneficiary or Beneficiaries fail to survive the Participant or otherwise fail to take the Benefit, the Participant's Beneficiary is the Participant's surviving spouse or, if there is no surviving spouse, the Participant's estate.

     (b) Beneficiary Designation Form means a form acceptable to the Committee or its designee and used by a Participant according to this Plan to name his/her Beneficiary or Beneficiaries.

     (c)  Board means the board of directors of United States Steel Corporation.

     (d) Committee means the Compensation and Organization Committee of the Board.

     (e)  Common Stock means the common stock of the Corporation.

     (f)  Common Stock Unit shall have the meaning assigned to it in Section
          6(a).

     (g)  Corporation means United States Steel Corporation.

     (h)  Deferral Election Form means a document governed by the provisions of section 4 of this Plan, including the portion that is the Distribution Election Form and the related Beneficiary Designation Form.

     (i) Deferral Year means a calendar year for which a Participant has a Deferred Benefit.

     (j) Deferred Stock Account means that bookkeeping record established for each Participant to reflect the status of his/her Deferred Stock Benefits under this Plan. A Deferred Stock Account is established only for purposes of measuring a Deferred Stock Benefit and not to segregate assets or to identify assets that may or must be used to satisfy a Deferred Stock Benefit. A Deferred Stock Account will be credited with that portion of the Participant's Retainer Fee deferred as a Deferred Stock Benefit according to a Deferral Election Form and according to sections 3 and 6 of this Plan. A Deferred
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          Stock Account will be credited periodically with amounts determined by the Committee under subsection 6(b) of this Plan.

     (k) Deferred Stock Benefit means the benefit that results in distributions governed by sections 6 and 7.

     (l)  Directors means those duly named members of the Board.

     (m) Distribution Election Form means that part of a Deferral Election Form used by a Participant according to this Plan to establish the post-Termination duration of deferral of a Deferred Stock Benefit. If a Deferred Stock Benefit has no Distribution Election Form that is operative according to section 4, distribution of that Deferred Stock Benefit is governed by section 7.

     (n) Election Date means the date established by this Plan as the date before which a Participant must submit a valid Deferral Election Form to the Committee. For each Deferral Year, the Election Date is December 31 of the preceding calendar year or, in the case of an individual who becomes a Participant during a Deferral Year, the date that he/she becomes a Participant. Despite the two preceding sentences, the Committee may set an earlier date as the Election Date for any Deferral Year.

     (o) Participant means a Director who is not simultaneously an employee of the Corporation.

     (p) Plan means the United States Steel Corporation Deferred Compensation Plan for Non-Employee Directors.

     (q) Retainer Fee means that portion of a Participant's compensation that is fixed and paid without regard to his/her attendance at meetings.

     (r) Terminate, Terminating, or Termination, with respect to a Participant, means cessation of his/her relationship with the Corporation as a Director whether by retirement, death, disability or severance for any other reason.

3.   Minimum Stock-Based Compensation

     Each Person who becomes a Participant shall receive at least 50 percent of his/her annual Retainer Fee in the form of Common Stock Units.

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4.   Deferral Election

     A deferral election is valid when a Deferral Election Form is completed, signed by the Participant, and received by the Committee or its designee. Deferral elections are governed by the provisions of this section.

     (a) A Participant may elect a Deferred Stock Benefit for any Deferral Year if he/she is a Participant at the beginning of that Deferral Year or becomes a Participant during the Deferral Year.

     (b) Before each Deferral Year's Election Date, each Participant will be provided with a Deferral Election Form. Subject to Section 3, a Participant may elect on or before the Election Date to defer until after Termination the receipt of all or part of his/her Retainer Fee for the Deferral Year in the form of a Deferred Stock Benefit.

     (c) Each Distribution Election Form is part of the Deferral Election Form on which it appears or to which it states that it is related. The Committee may allow a Participant to file one Distribution Election Form for all of his/her Deferred Stock Benefits. The provisions of subsection 2(m) apply to any Deferred Benefit under this Plan if there is no operative Distribution Election Form for that Deferred Benefit.

     (d) If it does so before the last business day of the Deferral Year, the Committee may reject any Deferral Election Form or any Distribution Election Form or both, and the Committee is not required to state a reason for any rejection. The Committee may modify any Distribution Election Form at any time to the extent necessary to comply with any laws or regulations. However, the Committee's rejection of any Deferral Election Form or any Distribution Election Form or the Committee's modification of any Distribution Election Form must be based upon action taken without regard to any vote of the Participant whose Deferral Election Form or Distribution Election Form is under consideration, and the Committee's rejections must be made on a uniform basis with respect to similarly situated Participants. If the Committee rejects a Deferral Election Form, the Participant must be paid the amounts he/she would then have been entitled to receive if he/she had not submitted the rejected Deferral Election Form.

     (e) A Participant may not revoke a Deferral Election Form or a Distribution Election Form after the Deferral Year begins. Any revocation before the beginning of the Deferral Year is the same as a failure to submit a Deferral Election Form or a Distribution Election Form. Any writing signed by a Participant expressing an intention to revoke his/her Deferral Election Form or a related Distribution Election Form and delivered to the Committee or its designee before the close of business on the relevant Election Date is a revocation.

5.   Effect of No Election

In the case of a person who does not submit a valid Deferral Election Form on or before the relevant Election Date, fifty percent of such Participant's Retainer Fee will become a Deferred Stock Benefit. The Deferred Stock Benefit of a Participant who submits a valid Deferral Election Form but fails to submit a valid Distribution Election Form for that Deferred Stock Benefit before the relevant Election Date or who otherwise has no valid Distribution Election Form for that Deferred Stock Benefit is governed by section 2(m).

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6.   Deferred Stock Benefits

     (a) Deferred Stock Benefits will consist of Common Stock Units and will be set up in a Deferred Stock Account for each Participant. "Common Stock Unit" shall mean a book-entry unit equal in value to a share of Common Stock. Each Common Stock Unit will increase or decrease in value by the same amount and with the same frequency as the fair market value of a share of Common Stock. Each Deferred Stock Account will be credited on January 15th of each year (or, if such day is not a business day, on the next succeeding business day) with a quantity of Common Stock Units determined in accordance with this section based on the closing price of a share of Common Stock on the NYSE on the last trading day of the preceding calendar year.

     (b) Each Deferred Stock Account will be credited each calendar quarter, on the date on which dividends are reinvested under the Corporation's dividend reinvestment and stock purchase plans (the "Investment Date"), with additional Common Stock Units, including fractional units, in a quantity equal to the quotient of the dividends payable on the quantity of shares in such account divided by the Stock Purchase Price. "Stock Purchase Price" means the price obtained by averaging the daily high and low sales prices of Common Stock on the NYSE for the twelve days immediately preceding the Investment Date on which shares of Common Stock are reported on the NYSE.

     (c) If a trust is established under section 8(b), an electing Participant may advise the trustee under the governing trust agreement as to the voting of shares of the Common Stock allocated to that Participant's separate account under the trust according to this subsection and provisions of the governing trust agreement. Before each annual or special meeting of the Corporation's shareholders, the trustee under the governing trust agreement must furnish each Participant with a copy of the proxy solicitation and other relevant material for the meeting as furnished to the trustee by the Corporation, and a form addressed to the trustee requesting the Participant's confidential advice as to the voting of shares of the Common Stock allocated to his/her account as of the valuation date established under the governing trust agreement preceding the record date.

7.   Distributions

     (a) A Deferred Stock Benefit will be distributed in shares of Common Stock equal to the number of, the Common Stock Units credited to the Participant's Deferred Stock Account. However, cash must be paid in lieu of fractional shares of the Common Stock otherwise distributable.

     (b) Delivery of Common Stock will be made no later than five business days after the Participant's Termination, unless a later post-Termination date is specified in a Participant's Distribution Election Form.

     (c) Deferred Stock Benefits may not be assigned by a Participant or Beneficiary. A Participant may use a Beneficiary Designation Form to designate one or more Beneficiaries for all of his/her Deferred Stock Benefits; such designations are revocable. Each Beneficiary will receive his/her portion of the Participant's Deferred Stock Account on February 15 of the year following the Participant's death unless the Beneficiary's request for a different distribution is received before that date and is approved at the Committee's sole discretion. The Committee may require that multiple Beneficiaries agree upon a single distributiondate.

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     (d)  Upon the occurrence of a Change in Control resulting in a
          Participant's Termination, the Corporation shall pay such Participant, on the fifth day following such Termination, , cash in an aggregate amount equal to the value of such Participant's Deferred Stock Account on the date of the Change in Control, as determined using the higher of the closing prices of the Common Stock on the New York Stock Exchange on such date or the highest per-share price actually paid in connection with such Change in Control. For purposes of this Plan, "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Corporation is then subject to such reporting requirement; provided, that, without limitation, such a change in control shall be deemed to have occurred if

          (A) any person (as defined in Sections 13(d) and 14(d) of the Exchange Act) (a "Person") is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding voting securities; provided, however, that for purposes of this Agreement the term "Person" shall not include (i) the Corporation or any of its subsidiaries,
               (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation; or

          (B) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest including but not limited to a consent solicitation, relating to the election of directors of the Corporation) whose appointment or election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved; or

          (C) there is consummated a merger or consolidation of the Corporation or a subsidiary thereof with any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Corporation outstanding immediately prior thereto holding securities which represent immediately after such merger or consolidation at least 50% of the combined voting power of the voting securities of the entity surviving the merger or consolidation (or the parent of such surviving entity) or the shareholders of the Corporation approve a plan of complete liquidation of the Corporation, or there is consummated the sale or other disposition of all or substantially all of the Corporation's assets.

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8.   Corporation's Obligation

     (a) The Plan is unfunded. A Deferred Benefit is at all times solely a contractual obligation of the Corporation. A Participant and his/her Beneficiaries have no right, title or interest in the Deferred Stock Benefits or any claim against them. Except according to section 8(b), the Corporation will not segregate any funds or assets for Deferred Stock Benefits nor issue any notes or security for the payment of any Deferred Stock Benefit.

     (b) The Corporation may establish a grantor trust and transfer to that trust shares of Common Stock or other assets. The governing trust agreement must require a separate account to be established for each electing Participant. The governing trust agreement must also require that all Corporation assets held in trust remain at all times subject to the Corporation's judgment creditors.

9.   Control by Participant

     A Participant has no control over Deferred Benefits except according to his/her Deferral Election Forms, Distribution Election Forms, and Beneficiary Designation Form.

10.  Claims Against Participant's Deferred Stock Benefits

     A Deferred Stock Account relating to a Participant under this Plan is not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so is void. A Deferred Stock Benefit is not subject to attachment or legal process for a Participant's debts or other obligations. Nothing contained in this Plan gives any Participant any interest, lien or claim against any specific asset of the Company. A Participant or his/her beneficiary has no rights other than as a general creditor.

11.  Amendment or Termination

     This Plan may be altered, amended, suspended, or terminated at any time by the Board.

12.  Notices

     Notices and elections under this Plan must be in writing. A notice or election is deemed delivered if it is delivered personally or if it is mailed by registered or certified mail to the person at his/her last known business address.

13.  Waiver

     The waiver of a breach of any provision in this Plan does not operate as and may not be construed as a waiver of any later breach.

14.  Construction

     This Plan is created, adopted, maintained and governed according to the laws of the state of Delaware. Headings and captions are only for convenience; they do not have substantive meaning. If a provision of this Plan is not valid or not enforceable, the validity or enforceability of any other provision is not affected. Use of one gender includes all, and the singular and plural include each other.

15.  Effective Date

     This Plan shall be effective January 1,2002.

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